                                                                    EXHIBIT 10.5

NOTE: The Company is seeking confidential treatment with respect to certain information contained in this agreement. Therefore, such information (which is identified by an asterisk) has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                    PHARMACEUTICAL REIMBURSEMENT AGREEMENT
                    --------------------------------------



     THIS AGREEMENT ("Agreement") is made as of the 8th day of December, 1995, between Pro-Mark Holdings, Inc., a Delaware corporation with offices at 33 North Road, Peace Dale, Rhode Island 02883 ("Pro-Mark") and Zenith Goldline Pharmaceuticals, Inc., a Florida corporation with offices at 140 Legrand Avenue, Northvale, New Jersey 07647 ("Zenith").

                                   RECITALS:

     Pro-Mark provides benefit management services designed to improve the quality and cost-effectiveness of pharmaceutical services for persons covered by medical benefit plans. In particular, Pro-Mark provides pharmacy benefit management services to plans under the TennCare Program established and administered by the State of Tennessee (the "TennCare Program"). Pro-Mark implements said services through its contract with RxCare of Tennessee, Inc. ("RxCare"), which provides pharmaceutical services to plans under the TennCare Program. In furtherance of Pro-Mark's quality and cost objectives, Pro-Mark negotiated competitive terms with manufacturers and marketers of pharmaceutical products. Zenith is a manufacturer of pharmaceutical products that desires to offer competitive terms to Pro-Mark, and Pro-Mark desires to expand the use of Zenith products in Plans it manages, all on and subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the parties agree as follows:

1.   DEFINITIONS.
     -----------

     In addition to terms defined elsewhere in this Agreement, when used in this Agreement the terms set forth below shall have the meanings indicated.

     1.1  "Affiliate" means, with respect to a Person, any other Person
           ---------
controlling, controlled by, or under common control with such Person.

     1.2  "Class" means a therapeutic category of prescription medications, as
           -----
established from time to time by the American Hospital Formulary Service.

     1.3  "Base Profit" for a month means [*] Dollars ($[*]).
           -----------

     1.4  "Incremental Profit" for a month means the difference between (i) the
           ------------------
Profit for such month, and (ii) the Base Profit for such month.

     1.5  "Member" means an individual who is entitled to receive and have
           ------
medications paid for in whole or in part ("covered") under a Plan.

     1.6  "Participating Pharmacy" means a retail pharmacy in Tennessee which
           ----------------------
has contracted with RxCare to provide pharmaceutical products and services to Members pursuant to the Plans.

     1.7  "Person" means any natural person, corporation, unincorporated
           ------
organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

     1.8  "Plan" means a medical benefit plan whose Members primarily reside in
           ----
Tennessee and are eligible to receive benefits under the TennCare Program, and for which Pro-Mark through its contract with RxCare and RxCare's contract with the Plan, provides PBM Services.

     1.9  "PBM Services" means the pharmacy benefit services provided by Pro-
           ------------
Mark to the Plans, pursuant to Pro-Mark's contract with RxCare and RxCare's contracts with the Plans, in connection with the Plans' participation in the TennCare Program, including pharmacy benefit design and compliance procedures with physicians, network pharmacists and patients, such as pharmaceutical coverage/Forumulary design, including mandatory generic drug substitution policies; communications with prescribers to insure awareness of coverage; Member co-payments, differential pharmacy reimbursement and other steps to encourage use of covered products; on-line claims processing with point-of-sale controls, including but not limited to denial of reimbursement for noncovered pharmaceuticals; retrospective drug utilization evaluation and drug step protocols.

     1.10 "Product" means the medications listed on Schedule 1.10 hereto which
           -------
are sold by Zenith and recognized as generic prescription drugs under applicable law. By notice to Pro-Mark, Zenith will add any other new medications manufactured and sold by Zenith to Schedule 1.10 upon agreement between the parties as to appropriate adjustments to Base Profit and SRA Percentage.

     1.11 "Profit" for a month means the sum of the following amount calculated
           ------
for all Products, less amounts not collected from purchasers after reasonable collection efforts: the product of (i) the number of Units of the Product covered by, and dispensed to Members by Participating Pharmacies pursuant to, the Plans during said month, multiplied by (ii) the difference between the Unit Net Sales and the Unit Cost of said Product for such month.

     1.12 "SRA Percentage" means the amount of Zenith's average sales returns
           --------------
and allowances experience with respect to products, expressed as a percentage of Unit Price and calculated by Zenith in accordance with Zenith's records. The SRA Percentage for the issued from the date of this Agreement through December 31, 1996 shall be [*]%. The SRA Percentage for each subsequent calendar year during the term of this Agreement shall be the quotient of forecasted total sales returns and allowances divided by total sales as approved by Zenith for its business plan for such year.

     1.13 "Unit" means the selling unit (SKU) of a Product.
           ----

     1.14 "Unit Cost" with respect to a Product means Zenith's standard cost to
           ---------
produce or acquire a Unit of the Product as determined by Zenith from time to time for financial accounting purposes.

     1.15 "Unit Net Sales" with respect to a Product for a month means the Unit
           --------------
Price, minus an amount equal to the product of the SRA Percentage multiplied by the Unit Price.

     1.16 "Unit Price" means the monthly average gross selling price charged by
           ----------
Zenith for such Product, calculated by Zenith in accordance with Zenith's records.

2.   PRO-MARK OBLIGATIONS.
     --------------------

     2.1 Pro-Mark will make rebate payments to Participating Pharmacies with respect to purchases of Products by Participating Pharmacies during the Term in accordance with Schedule 2.1, in addition to any other discounts, rebates or similar payments or credits to which Participating Pharmacies may be eligible under the Plans. Pro-Mark shall keep Zenith currently advised as to its plans and actions in this regard and shall work cooperatively with Zenith to effectuate the purposes of this Section as fully and as expeditiously as possible. During any period that a Product is maintained as the only generic medication covered under each Plan, Zenith and Pro-Mark will work cooperatively to determine the appropriate application of this Section 2.1.

     2.2 Pro-Mark will use its best efforts to designate, and implement and maintain the designation of Zenith as the preferred supplier of generic products under each Plan in the Classes in which Zenith sells a Product, and, subject to Zenith's advance consent and subject to Product availability, to establish and maintain the Products as the only generic medications covered under each Plan. It is understood and agreed that, in exercising its best efforts, Pro-Mark will be phasing in over time and/or compromising such exclusivity as, when and to the extent deemed best by Pro-Mark, in recognition of such market factors as the coverage desires of Plans and Plan sponsors and the contractual, inventory, pricing and other pharmaceutical supply concerns of Participating Pharmacies. Pro-Mark shall keep Zenith currently advised as to its plans and actions in this regard and shall work cooperatively with Zenith to effectuate the purposes of this Section as fully and as expeditiously as possible.

     2.3 Pro-Mark will notify Zenith in writing within at least 10 days of any of the following: (i) any pharmacies which become, or cease to be, Participating Pharmacies, and (ii) any medical benefit plans which become, or cease to be, Plans.

     2.4 Pro-Mark will notify Zenith in writing immediately upon becoming aware of any change or occurrence to or with respect to any of the contracts or performance of any of the contracts between RxCare and any Plan, or between Pro-Mark and RxCare, or any change or occurrence to or with respect to the TennCare Program, which may individually or in the aggregate have a material adverse effect on any of the purposes of or rights or obligations of the parties under this Agreement.

     2.5 Within 30 days after the end of each calendar month Pro-Mark shall submit to Zenith, in a mutually agreed format, Pro-Mark's claims data concerning the utilization under the Plans during said month of pharmaceuticals falling within the Products' Classes, including with respect to each Product, claims data documentation submitted by Participating Pharmacies evidencing the Product NDC Code and the number of Units of the Product covered and dispensed to Members by Participating Pharmacies pursuant to the Plans ("Data"). Data shall be true, accurate and complete in all material respects.

     2.6 During the Term and continuing for a period of two (2) years after the end of the Term, each party will keep and maintain records in sufficient detail to document, in the case of Zenith, the calculation of its Profit and Unit Net Sales, and in the case of Pro-Mark, the Data and information to be furnished by it to Zenith, pursuant to this Agreement. Each party shall have the right, at its own expense, to have an independent certified public accountant reasonably acceptable to the other party examine the relevant books and records and supporting data of the other party, upon prior written notice, during normal business hours and no more than once each calendar year to the extent necessary to verify the accuracy and completeness of such data.

Said public accountant shall be obligated to maintain the confidentiality of such books and records as to third parties.

     2.7 During the Term, neither Pro-Mark nor any Affiliate of Pro-Mark, at any time or from time to time, will directly or indirectly (i) request or consider any proposal from any other manufacturer or seller of generic medications to participate in any program the same or similar to that described in Sections 2.1 and 2.2 above, with respect to any state or region, without at the some time requesting a proposal from Zenith, or (ii) accept any such proposal from or negotiate or enter into any agreement with any such other manufacturer or seller without first offering to Zenith participation in said program on the same terms and conditions proposed by such other manufacturer or seller. Pro-Mark will cause its Affiliates to comply with this Section 2.7.

     2.8 Pro-Mark shall indemnify Zenith and hold Zenith and its employees, officers, agents, representatives and Affiliates harmless from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including but not limited to reasonable attorneys' fees and expenses, arising out of third-party claims based upon or arising out of any breach or violation by Pro-Mark of any of its representations, warranties and obligations under this Agreement, except to the extent such claim, demand, liability, loss, damage, cost or expense arises from or as a result of a breach by Zenith of any of its representations, warranties and obligations under this Agreement.

3.   ZENITH OBLIGATIONS.
     ------------------

     3.1 During the Term, neither Zenith nor any Affiliate thereof shall negotiate or enter into any arrangement or agreement with any third party respecting the payment of compensation by Zenith to the third party in consideration of any preference for coverage of Products under any Plan. Zenith will cause its Affiliates to comply with this Section 3.1.

     3.2 As full consideration for Pro-Mark's performance of its obligations under this Agreement, for each calendar month during the Term, Zenith will pay to Pro-Mark an amount equal to the applicable percentage for such month, as set forth below, multiplied by Zenith's Incremental Profit for said month, adjusted to take into account underpayments and overpayments for prior months. If for any month Zenith's Profit is less than the Base Profit, the amount of the deficiency shall be carried over to the following month and added to the Base Profit for purposes of calculating Incremental Profit for such month. The percentage applicable for a calendar month will be determined as described below based on the total number of Members covered under the Plans during said month.

     Applicable Percentage     Number of Members covered under
         for the month           the Plans during the month
     ---------------------     -------------------------------
             [*]%              more than 1,000,000 Members

             [*]%              from 750,000 Members to 1,000,000 Members

             [*]%              from 500,000 Members to 750,000 Members

             [*]%              less than 500,000 Members

For any period under this Agreement less than a full calendar month, the amount of the payment will be based on the applicable percentage multiplied by the Incremental Profit for the number of days this Agreement is in effect during such month. The payment with respect to a calendar month will be payable within 30 days after Zenith's receipt of Data respecting such calendar month, provided that if Zenith reasonably disputes the accuracy or completeness of the Data, Zenith shall give Pro-Mark prompt notice thereof and any disputed amounts shall be payable upon resolution of the dispute.

     3.3  Zenith agrees that:

          (a) The average per Unit net price charged by Zenith for supplying any given Product to a Participating Pharmacy will not exceed, for any calendar quarter, Zenith's published price for such Product for such class of trade.

          (b) Zenith will use its best efforts to maintain an adequate supply of Products available for Participating Pharmacies in accordance with such forecasts as may be agreed to by Pro-Mark and Zenith from time to time, and will promptly advise Pro-Mark whenever any availability problem is anticipated; and

          (c) Zenith will promptly advise Pro-Mark upon Zenith's introduction of a new Product, including such details as Pro-Mark shall reasonably request.

4.   REPRESENTATIONS AND WARRANTIES OF PRO-MARK.
     ------------------------------------------

     4.1 Pro-Mark is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

     4.2 Pro-Mark has the full right and authority to enter into and perform this Agreement, this Agreement has been duly and validly authorized, executed and delivered by Pro-Mark, and this

Agreement constitutes the legal, valid and binding obligation of Pro-Mark, enforceable against Pro-Mark in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     4.3 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of law or regulation or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any agreement or understanding by which Pro-Mark or RxCare is bound, or any policy, procedure or guideline applicable to the TennCare Program or any Plan or any other participant in the TennCare Program, and do not require any consent, approval, waiver or authorization of, or registration, qualification or filing with or notice to any federal, state or local governmental or regulatory authority or any other person.

     4.4 Schedule 4.4-A hereto contains an accurate and complete list of each Plan which has contracted with RxCare for the provision of PBM Services and for which Pro-Mark, through its contract with RxCare, provides PBM services, and of the number of Members covered under each such Plan. Schedule 4.4-B hereto contains an accurate and complete list of each Participating Pharmacy. Pro-Mark will notify Zenith of any additions or deletions to any of such lists in accordance with Section 2.3.

5.   REPRESENTATIONS AND WARRANTIES OF ZENITH.
     ----------------------------------------

     5.1 Zenith is a corporation duly organized and validly existing under the laws of the State of Florida, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

     5.2 Zenith has the full right and authority to enter into and perform this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by Zenith and constitutes the legal, valid and binding obligation of Zenith, enforceable against Zenith in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

6.   TERM AND TERMINATION.
     --------------------

     6.1 The term of this Agreement ("Term") shall commence on the date hereof and, unless earlier terminated in accordance with the provisions hereof, end on the third anniversary of the date hereof.

     6.2 This Agreement may be terminated immediately upon written notice by a party if the other party becomes insolvent, is dissolved or liquidated, makes a general assignment for the benefit of creditors, files a petition in bankruptcy, or has filed against it a petition in bankruptcy or has a receiver appointed for a substantial part of its assets and such petition or appointment is not discharged within 60 days.

     6.3 In the event of a material breach by a party of any representation, warranty or obligation of it under this Agreement, which breach continues for a period of 30 days after notice thereof is given to the breaching party by the other party, then the other party shall have the right to terminate this Agreement upon giving the breaching party at least 10 days prior written notice of its intention to take such action, and, upon the expiration of said 10-day period, this Agreement shall terminate.

     6.4 Zenith shall have the right to terminate this Agreement effective upon 30 days prior written notice to Pro-Mark if (i) RxCare or Pro-Mark fails to comply with any federal, state or local law, including but not limited to any Medicare or Medicaid laws, rules, regulations, policies, procedures or guidelines, any federal or state antitrust laws, rules, regulations, policies, procedures or guidelines, or any requirements of the TennCare Program, and such failure is not cured within such 30-day period, (ii) there is at any time fewer than 500,000 Members covered by Plans, or (iii) RxCare or Pro-Mark or any of their respective officers or employees or agents are charged with a criminal offense arising out of or in connection with the provision of any PBM Services to any Person, whether to a Plan or otherwise.

     6.5 Pro-Mark shall have the right to terminate this Agreement effective upon 30 days prior written notice to Zenith if (i) Zenith fails to comply with any federal, state or local law applicable to this Agreement, including but not limited to any Medicare or Medicaid laws, rules, regulations, policies, procedures or guidelines, any federal or state antitrust laws, rules, regulations, policies, procedures or guidelines, and such failure is not cured within such 30-day period, or (ii) any of Zenith's officers or employees are charged with a criminal offense arising out of or in connection with the provision or sale of pharmaceuticals to any Person, whether to a Plan or otherwise.

     6.6 The termination of this Agreement for any reason shall not affect any right or obligation of a party which accrues prior to the date of termination or any rights or obligations which by their express terms survive termination of this Agreement. Without limiting the foregoing, the provisions of Section 2.8 shall survive termination or expiration of this Agreement and continue in full force and effect.

7.   GENERAL.
     -------

     7.1 The parties acknowledge that each will be providing certain of its proprietary and confidential information ("Confidential Information") to the other in connection with the performance of this Agreement. Each party shall keep all Confidential Information of the other party confidential, shall not disclose such Confidential Information to others (except those employees, agents and representatives and, in the case of Zenith, Affiliates, who need to use such Confidential Information in connection with this Agreement and who the receiving party has obligated to maintain the information in confidence and not to use or disclose the information except as permitted under this Agreement), and shall not use such Confidential Information for any purpose other than as required in connection with its performance of this Agreement. The terms of this Agreement shall be treated as Confidential Information. The obligations and restrictions of this Section 7.1 shall not apply to Confidential Information that is in the public domain through no fault of the receiving party, which is received by the receiving party from a third party having the lawful right to disclose the information without violation of any contractual or fiduciary obligation, or which is required by law to be disclosed. Disclosure of the terms of this Agreement may be made to the direct and indirect payors under, and administrators of, the Plans. The parties hereby acknowledge that as between the parties hereto, all Data are and shall remain the exclusive property and Confidential Information of Pro-Mark, and all data and information made available by Zenith to Pro-Mark pursuant to this Agreement are and shall remain the exclusive property and Confidential Information of Zenith.

     7.2 This Agreement shall not constitute of be construed as creating a partnership or joint venture or relationship of principal and agent between the parties, and neither party shall be liable for any debts or obligations of the other party. Neither party shall in any way be considered as being an agent or representative of the other party in any dealings with any third party, and neither party may act for, or bind, the other party in any such dealings. The provisions of this Agreement are for the exclusive benefit of the parties to this Agreement, and no other Person shall have any right or claim against any party to this Agreement by reason of those provisions or be entitled to enforce any of those provisions against any party to this Agreement.

     7.3 All notices given to a party under this Agreement shall be in writing and shall be deemed to be duly given upon receipt and shall be mailed certified mail, return receipt requested, postage prepaid, or mailed first class mail, postage prepaid, or sent by facsimile transmission or overnight mail or courier service, to the party at its address set forth below, or to such other address as the party may subsequently designate by notice given in such manner:

          If to Pro-Mark
          --------------

               Pro-Mark Holdings, Inc.
               33 North Road
               Peace Dale, Rhode Island 02883
               Attention:  President
               Facsimile: (401) 783-3520

               with a copy to
               --------------

               Pro-Mark Holdings, Inc.
               33 North Road
               Peace Dale, Rhode Island 02883
               Attention:  General Counsel
               Facsimile: (401) 783-3520

          If to Zenith
          ------------

               Zenith Goldline Pharmaceuticals, Inc.
               140 Legrand Avenue
               Northvale, New Jersey 07647
               Attention:  President
               Facsimile: (201) 767-3804

               with a copy to
               --------------

               IVAX Corporation
               8800 N.W. 36th Street
               Miami, Florida 33178-2404
               Attention:  General Counsel
               Facsimile: (305) 590-2615

     7.4 This Agreement, including the Schedules attached hereto and hereby incorporated herein, contain the entire agreement between the parties respecting the subject matter hereof, superseding all prior oral and written agreements and understandings between the parties with respect thereto.

     7.5 This Agreement may not be modified or amended except by a writing signed by both parties.

     7.6 The failure of a party to enforce at any time any provision of this Agreement shall not be a waiver of the provision or prevent the party from subsequently enforcing the provision. No waiver of any provision of this Agreement will be effective unless given in a writing signed by the party charged with the waiver, and no such waiver will be deemed a waiver of any other or subsequent breach of the same or any other provision.

     7.7 Neither party shall have the right to assign or subcontract all or any part of this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, except that Zenith may, without such consent, assign this Agreement in whole or in part to any affiliate of Zenith or any person or entity that acquires substantially all of the assets or stock of Zenith or acquires or is otherwise combined with Zenith in a merger or some other form of business combination. This Agreement shall be binding upon and inure to the benefit of each party, its successors and its permitted assigns.

     7.8 Noncompliance with any obligation (other than an obligation to pay money) under this Agreement for reasons of force majeure, such as acts of God; acts, regulations or laws of any government; war or civil commotion; explosion, fire or storm; labor disturbance; failure of public utilities or common carriers, or any other cause beyond the reasonable control of a party, will not constitute a breach of the Agreement.

     7.9 Neither party may use the name or trademarks of the other in any advertisement or publicity or for any other purpose, without the prior review and written approval of the other party. Zenith will not use for any purpose the name or trademarks of any Person, or of any Participating Pharmacy or other third party providing services to or on behalf of any Plan, without the prior consent of Pro-Mark or such Plan, Participating Pharmacy or third party.

     7.10 This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to conflicts of laws principles thereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PRO-MARK HOLDINGS, INC.             ZENITH GOLDLINE
                                    PHARMACEUTICALS, INC.


By:

/s/ Stephen M. Dias                 /s/ Richard H. Friedman
- -------------------------------     ---------------------------
Name:   Stephen M. Dias             Name:   Richard H. Friedman
Title:  Chief Financial Officer     Title:  Vice President

                                 SCHEDULE 1.3
                                  BASE PROFIT


Base profit will be calculated per definition 1.4 "Profit" for the period May, 1995 through October, 1995. The resulting six month "Profit" number will then be divided by 6. The specific formula is as follows:


Base Profit = "Profit" for the period May, 1995 through October, 1995
              -------------------------------------------------------

                                 SCHEDULE 2.1
                        PARTICIPATING PHARMACY REBATES


Participating pharmacies will be paid a rebate of $[*] per incremental Zenith-Goldline product dispensed.

                                SCHEDULE 4.4-A
                                     PLANS

     Blue Cross/Blue Shield         633,739

     Access Med Plus                279,524

     Health Net                      75,216

     Preferred Health Plus           65,217

     TLC Family Health Care          37,423

     Phoenix Health Care             36,826

     Total Health Plus                6,110
                                  ---------

     Total                        1,134,055